AMENDMENT
to the
CARNIVAL CORPORATION & PLC MANAGEMENT INCENTIVE PLAN FOR THE CEO, COO AND CFO
WHEREAS, Carnival Corporation & plc (the “Corporation”) maintains the Carnival Corporation & plc Management Incentive Plan for the CEO, COO and CFO, as amended to date (the “Incentive Plan”);
WHEREAS, the Corporation has the authority to amend the Incentive Plan in accordance with the terms thereof;
NOW, THEREFORE, the following amendment (the “Amendment”) is adopted with respect to the Incentive Plan, effective as of October 12, 2014.

1.	A new Section shall be added at the end of the Incentive Plan (numbered in accordance with the Incentive Plan) that shall read as follows:
“In the case of fraud, negligence, intentional or gross misconduct or other wrongdoing on the part of a participant (or any other event or circumstance set forth in any clawback policy implemented by the Corporation, including, without limitation, any clawback policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) that results in a material restatement of the Corporation’s issued financial statements, such participant will be required to reimburse the Corporation for all or a portion, as determined by the administrators of the Plan (as described in Section 2), in such administrators’ sole discretion, of any payments received under the Plan with respect to any fiscal year in which the Corporation’s financial results are negatively impacted by such restatement. A participant shall be required to repay any such amount to the Corporation within 30 days after the Corporation demands repayment.